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                                                                     EXHIBIT 1.1


                          CASH ACCOUNT CLIENT AGREEMENT

                                 Tucker Anthony
                                 1 Beacon Street
                           Boston, Massachusetts 02108

                           One World Financial Center
                               New York, NY 10281


Genome Therapeutics Corp.
100 Beaver Street
Waltham, MA  02453

Dear Client:

         This Agreement sets forth the terms and conditions under which we will maintain your account for purchases and sales of securities and other property. Please sign the reverse of the white copy of this Agreement where indicated and return it in the enclosed envelope.

     1. CLIENT REPRESENTATIONS.

        (A) If you are an individual, you represent that you are of the age of majority, that no one except you has an interest in your account and you are not an employee of any exchange or of a member firm of any exchange or the NASD, or of a bank, trust company, or insurance company unless you have notified us to that effect, and you will properly notify us if you become so employed.

        (B) If you are a corporation, trust, partnership or other entity, you represent that:

                (i) You are a duly formed and existing entity under the laws of your state or jurisdiction of formation and are qualified and (if you are a corporation) in good standing in every jurisdiction in which you do business.

                (ii) The person or persons designated to act for you have been duly authorized by all necessary and appropriate institution action; such person or persons have full authority to execute this Agreement and all related documents on your behalf and to act for you in all matters regarding your account(s); we may at all times rely on the fact of such authority without any duty to investigate into either the authenticity or extent thereof and the party or parties designated as authorized signatories constitute(s) all of the proper and necessary authorized persons.

     2. FINALITY OF REPORTS. Reports of the execution of orders and statements of your account shall be conclusive if not objected in forthwith in writing after being forwarded by us to you.


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     3. COMMUNICATIONS. Communications may be sent to you at your address given above or at such other address as you may hereafter give us in writing, and all communications so sent, whether by mail, telegraph, messenger or otherwise, shall be deemed given to you personally, whether actually received or not.

     4. CREDIT INVESTIGAITON. As part of this agreement you understand an investigation may be made pertaining to your credit standing and your business conduct. If such investigation is conducted you understand you have the right to make written request within a reasonable period of time for a complete and accurate disclosure of the nature and scope of such investigation.

     5. SECURITY INTEREST AND LIEN. All monies, securities or other property which we may at any time be carrying for you in any of your accounts (either individually or jointly) or which may at any time be in our possession for any purpose, including safekeeping, shall be subject to a general lien for the discharge of all your obligations to us, whether or however arising and irrespective of whether or not we have made advances in connection with such securities or other property, and irrespective of the number of accounts that you may have with us, and you hereby authorize us to sell and/or purchase any and all securities or other property in any of your accounts without notice to satisfy such general lien.

     6. IMPARTIAL LOTTERY ALLOCATION. You agree, that in the event we hold on your behalf bonds or preferred stocks in street or bearer form which are callable in part, you will participate in the impartial lottery allocation system of the called securities in accordance with the rules of the New York Stock Exchange. Further, you understand when the call is favorable no allocation will be made to any account in which we, our officers or employees have financial interest until all other Customers are satisfied on an impartial lottery basis.

     7. INTRODUCED ACCOUNTS. If we carry your account as clearing broker by arrangement with another broker through whose courtesy your account has been introduced, then unless we receive from you a written notice to the contrary we shall accept from such other broker, without any inquiry or investigation by it (i) orders for the purchase or sale in account of securities and other property and (ii) any other instructions concerning said account. You understand that we shall have no responsibility or liability to you for any acts or omissions of such other broker, its officers, employees or agents. Any such broker has authorized us to enter into this Agreement with you on their behalf and the terms and conditions hereof, including the arbitration provision contained in paragraph 15 shall be applicable to all matters between such broker and you. Each reference to "we" or "us" in paragraph 16 shall be understood to include any such broker.

     8. COSTS OF COLLECTION. In the event we have to employ counsel or a collection agency to collect any debt balance which you owe, you hereby authorize us to charge you for the reasonable costs of collection including but not limited to attorneys' fees, court costs and expenses whatsoever in nature incurred by us in effecting the collection.

     9. MODIFICATION. Except as herein otherwise expressly provided, no provision of this Agreement shall in any respect be waived, altered, modified or amended unless in writing and signed by an Executive Vice President of our organization. Our failure to insist at any time upon strict compliance with this Agreement or with any of its terms, or any course of


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conduct on its part, shall in no event constitute a waiver by us of any of our rights or privileges.

     10. BINDING UPON YOUR ESTATE. You hereby agree that this Agreement and all the terms thereof shall be binding upon your heirs, executors, administration, personal representatives and assigns.

     11. PARTIAL UNENFORCEABILITY. If any provisions herein are or should become inconsistent with any present or future law, rule or regulation of any sovereign government or a regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with any such law, rule or regulation. In all other respects, this Agreement shall continue and remain in full force and effect.

     12. APPLICABLE LAW AND REGULATIONS. All transactions in your account shall be subject to all applicable laws and the rules and regulations of all federal, state and self regulatory agencies including but not limited to the Board of Governors of the Federal Reserve System and the constitution rules and customs of the exchange or marker (and its clearing house) where executed.

     13. NEW YORK LAW TO GOVERN. This Agreement shall be deemed to have been in the State of New York and shall be construed, and the rights and liabilities of the parties determined in accordance with the laws of the State of New York.

     14. PARAGRAPH 14 IS EFFECTIVE FOR JOINT ACCOUNTS.

         (A) If this is a Joint Account, you agree that each of you shall have authority on behalf of this account to buy, sell and otherwise deal in, through or with us as broker or dealer, securities or options to receive for the account, confirmations, statements and communications of every kind, to receive for the account money, securities and other property and to dispose of same, to make for the account, agreements relating to these matters and to termination or modify same or waive any of the provisions thereof, and generally to deal with us as if each of you along were the owner of the account, all without notice to the other tenant. The liability of the undersigned for the account shall be joint and several.

         (B) We may follow the instructions of any one of you concerning the account and make deliveries to any of you, of any or all securities in this account, and make payments to any of you, of any or all monies in this account as any of you may order and direct, even if such delivers and/or payments shall be made to one of you personally, and not for this account. We shall be under no obligation to inquire into the purpose of any such demand for delivery of securities or payment, and we shall not be bound to see to the application of disposition of the said securities and/or monies so delivered or paid to any of you.

         (C) In the event of the death of any of you, the survivor(s) shall immediately give us written notice thereof, and we may before or after receiving such notice, take such proceedings, require such documents, retain such portion an/or restrict transaction in


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                  the account as we may deem advisable to protect us against any tax, liability, penalty, or loss under any present or future laws or otherwise. The estate of any of you who shall have died shall be liable and each survivor will be liable, jointly and severally, to us for any debt or loss in this account resulting from the completion of transaction initiated prior to our receipt of written notice of such death or incurred in the liquidation of the account or the adjustment of these interests of the respective parties.

         (D) Any taxes or other expenses becoming a lien against or being payable out of the account as the result of the death of any of you, or through the exercise by his or her estate or representatives of any rights to the account shall be chargeable against the interest of the survivor(s) as well as against the interest of the state of the decedent. This provision shall not release the decedent's estate from any liability provided for in this Agreement.

         (E)      DESIGNATION OF TENANCY:

                  (i) Joint Tenants with Rights of Survivorship/when one dies his or her interest passes to the survivor(s).

                           We will presume that it is your intention to create an estate or account as joint tenants with rights of survivorship and not, as tenants-in-common, unless you otherwise provide by striking this paragraph ("i") hereafter. In the event of the death of either or any of you, the entire interest in the joint account shall be vested in the survivor on the same terms and conditions as thereof or held, without in any manner, releasing the decedent's estate from the liability.

                  (ii) Tenants-In-Common without Rights of Survivorship/when one dies, his or her interest passes to his or her estate.

                           Having stricken paragraph ("i") above and filled in the terms of this paragraph ("ii") below, it is your intention to create an estate or account as tenants-in-common without rights of survivorship and not as joint tenants. Your interests in the account shall be set forth below. In the event of the death of either of any of you, the interests in the account shall be determined as of the close of business on the date of death of the descendent (or on the next following business day) as follows:



------------------------------------------------------
Name of Tenant    or his or her estate               %


------------------------------------------------------
Name of Tenant    or his or her estate               %


------------------------------------------------------
Note: Total percentage must equal 100%


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Indicate names and percentage amounts of the interest of each tenant. The only names to be inserted are those of the present owners of the account; heirs or beneficiaries CANNOT be designated on this form.

         (F) COMMUNITY PROPERTY ACCOUNTS. If you desire to open a community property account with us, in addition to signing and returning to us this Client Agreement, you must sign and return a separate Community Property Agreement.

     15. ARBITRATION DISCLOSURES.

          -    ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

          - THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

          - PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

          - THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARTIBTRATORS IS STRICTLY LIMITED.

          - THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

     16. ARBITRATION. CLIENT AGREES THAT ALL CONTROVERSIES THAT MAY ARISE BETWEEN CLIENT AND US, CONCERNING ANY TRANSACTIONS OF THE CONSTRUCTION, PERFORMANCE, OR BREACH OF THIS OR ANY OTHER AGREEMENT BETWEEN CLIENT AND US PERTAINING TO SECURITIES AND OTHER PROPERTY, WHETHER ENTERED INTO PRIOR, ON OR SUBSEQUENT TO THE DATE HEREOF, SHALL BE DETERMINED BY ARBITRATION. ANY ARBITRATION UNDER THIS AGREEMENT SHALL BE CONDUCTED PURSUANT TO THE FEDERAL ARBITRATION ACT AND THE LAWS OF THE STATE DESIGNATED IN PARAGRAPH 13. BEFORE THE NEW YORK STOCK EXCHANGE, INC. OR THE ARBITRATION FACILITY PROVIDED BY ANY OTHER EXCHANGE OF WHICH WE ARE A MEMBER, OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR THE MUNICIPAL SECURITIES RULEMAKING BOARD AND IN ACCORDANCE WITH THE RULES OBTAINING OF THE SELECTED ORGANIZATION. THE CLIENT MAY ELECT IN THE FIRST INSTANCE WHETHER ARBITRATION SHALL BE AN EXCHANGE OR SELF-REGULATORY ORGANIZATION OF WHICH WE ARE A MEMBER, BUT IF THE CLIENT FAILS TO MAKE SUCH ELECTION BY REGISTERED LETTER OR TELEGRAM ADDRESSED TO US AT OUR MAIN OFFICE BEFORE THE EXPIRATION OF TEN DAYS AFTER RECEIPT OF A WRITTEN REQUEST FROM US TO MAKE SUCH ELECTION, THEN WE MAY MAKE SUCH ELECTION. THE AWARD OF THE ARBITRATORS, OR OF THE MAJORITY OFTHEM, SHALL BE FINAL, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED IN ANY COURT, ST ATE OR FEDERAL, HAVING JURISDICTION.

         NO PERSON SHALL BRING A PUNATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION

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         AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUNATIVE
         CLASS WHO HAS NOT OPTIONED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUNATIVE CLASS UNTIL (I) THE CLASS CERTIFICATION IS DENIED; (II) THE CLIENT IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE THE AGREEMENT TO ARBITRATE SHALL NOT CONSITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED THEREIN.

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I.       NOTE:

         IF AN INDIVIDUAL ACCOUNT, this Agreement must be signed and dated in the TWP PLACES marked "Client's Signature".

         IF A JOINT ACCOUNT WITH RIGHTS OF SURVIVORSHIP, this Agreement must be signed and dated in FOUR PLACES (the two places marked "Client Signature" and the two places marked "Joint Party's Signature")

         IF THIS ACCOUNT IS A TENANCY-IN-COMMON, this Agreement must be signed and dated by all PARTIES to the tenancy-in-common, in both sections of the signature area. Paragraph 14 must also be completed to establish a tenancy-in-common.

         IF AN INSTITUTIONAL ACCOUNT, this Agreement must be signed at the place marked "Signature of Authorized Signatory".

  THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT PARAGRAPHS 15 AND
  16. BY SIGNING THIS AGREEMENT YOU ACKNOWLEDGE THAT YOU HAVE RECEIVED AND RETAINED A COPY OF THIS AGREEMENT.



-------------------------------------     -------------------------------------
Client's Signature              Date         Joint Party's Signature       Date



/s/ Philip V. Holberton                     Chief Financial Offic       6/16/00
-------------------------------------------------------------------------------
Signature(s) of Authorized Signatory        Title/Position              Date


II. Substitute W-9 Payer's request for Taxpayer Identification Number (see instruction on page 3)

Part 1 - Taxpayer Identification Number: Enter the taxpayer identification number here. For most individual taxpayers, this is the Social Security Number.
Note: If the account is in more than one name, see the chart on the attached instructions for guidelines on which number to give us.

The Taxpayer or Social Security Number is:  __________________

Part 2 - Backup Withholding Number: Check the box if you are not subject to backup withholding the provisions of Section 3406(a)(1)(c) of the Internal Revenue Code (see instructions) [ ] Not subject to Backup Withholding

Certification under the penalties of perjury, I certify that the information provided on this form is true, correct and complete

/s/ Philip V. Holberton    6/16/00
----------------------------------        -------------------------------------
Client's Signature         Date           Joint Party's Signature          Date


III.     Client Survey Re: SEC Rule 14b-1 (c)

No [ ] I do not want my name, address and security position released to requesting companies in which I hold securities. Your brokerage firm is legally obligated to disclose your identity to requesting companies unless you respond with a "No" response to this survey. It is not necessary to respond to this inquiry if you have no objection to release of this information.


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LACK OF RESPONSE TO THIS INQUIRY WILL LEGALLIY OBLIGATE US TO DISCLOSE YOUR
IDENTITY TO REQUESTING COMPANIES IN WHICH YOU HOLD SECURITIES.


/s/ Philip V. Holberton    6/16/00
----------------------------------        -------------------------------------
Client's Signature         Date           Joint Party's Signature          Date


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